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                                                                    EXHIBIT 21

                      SUBSIDIARIES OF LA QUINTA INNS, INC.
                                 ("THE COMPANY")
                              AS OF FEBRUARY 28, 1995

  The Company has eight (8) active wholly-owned corporate subsidiaries which are:

1.  La Quinta Financial Corporation, a Texas corporation;
2.  La Quinta Realty Corp., a Texas corporation;
3.  La Quinta Investments, Inc., a Delaware corporation;
4.  LQI Acquisition Corporation, a Delaware corporation;
5.  La Quinta Plaza, a Texas corporation;
6.  La Quinta Inns de Mexico S.A. de C.V., a Mexico corporation;
7.  La Quinta Inns of Lubbock, Inc., a Texas Corporation; and
8.  LQI of Puerto Rico, a Delaware corporation.

  The following are unincorporated partnerships and joint ventures (general and limited partnerships) of the Company as of February 28, 1995.

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
                                                         PERCENTAGE OF
                                                          OWNERSHIP OF
ENTITY                                                     THE COMPANY
- ------                                                    ------------


La Quinta Development Partners, L.P.                          40.0%

La Quinta-Dallas Central Expressway, Ltd.                     64.8%

La Quinta-Austin Motor Hotel, Ltd.                            66.7%

La Quinta Houston I.H. 10, Ltd.                               50.0%

La Quinta-San Antonio South Joint Venture                     50.0%

LQ Motor Inn Venture-Austin No. 530                           50.0%

La Quinta-Wichita, Kansas No. 532, Ltd.                       50.0%

LQ-West Bank Joint Venture 1982                               60.0%

LQ-Baton Rouge Joint Venture                                   100%

San Antonio Main Avenue Motel, Ltd.                           66.7%

LQ-LNL Limited Partnership                                     100%

LQM Operating Partners, L.P.                                   100%

La Quinta Denver-Peoria Street, Ltd.                           100%

LQ-Big Apple Joint Venture                                     100%

LQ-East Irvine Joint Venture                                   100%

La Quinta Motor Inns, Limited Partnership                      100%

LQ Investments I                                               100%

LQ Investments II                                              100%

   The Company is the sole general partner of managing partner of all of the partnerships listed above.

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